AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1998


                                                      REGISTRATION NO. 333-50999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            FIRST UNION CORPORATION

             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                    56-0898180
   (State or other jurisdiction          (I.R.S. employer
of incorporation or organization)     identification number)

                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          MARION A. COWELL, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6828

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            CRAIG M. WASSERMAN, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                               NEW YORK, NY 10019
                                 (212) 403-1000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, and such time or times as may be determined by the Selling Stockholders after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery for the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                1,216,879 SHARES


                            FIRST UNION CORPORATION

                                  COMMON STOCK
                        (PAR VALUE $3.33 1/3 PER SHARE)

                            ------------------------

     This Prospectus relates to 1,216,879 shares (the "Shares") of Common Stock, $3.33 1/3 par value per share (together with the Rights (as hereinafter defined) attached thereto, the "Common Stock"), of First Union Corporation (the "Corporation") beneficially owned by the stockholders named herein under "SELLING STOCKHOLDERS". One or more of the Selling Stockholders (as hereinafter defined) have advised the Corporation that they propose to offer the Shares, from time to time, through brokers in brokerage transactions on the New York Stock Exchange ("NYSE"), to underwriters, dealers or others in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Brokers, dealers and underwriters that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act"), and any discounts or commissions received by them from any Selling Stockholder and any profit on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may be deemed to be underwriters under the Securities Act.

     The Corporation will not receive any part of the proceeds from the sale of the Shares. The Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the Selling Stockholders' counsel, but the Corporation will bear all other expenses in connection with the offering made hereunder. The Corporation has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of the Shares.


     The Common Stock is listed on the NYSE. The closing price per share of
Common Stock on the NYSE Composite Transactions Tape on May   , 1998, was
$       .


                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

THE SHARES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
      SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
              INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                            ------------------------


                  The date of this Prospectus is May   , 1998.

                             AVAILABLE INFORMATION


     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the Commission over the Internet at http://www.sec.gov. The Common Stock is listed and traded on the NYSE. Reports, proxy statements and other information relating to the Corporation can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and the exhibits thereto (together with any amendments or supplements thereto, the "Registration Statement"), which has been filed by the Corporation with the Commission under the Securities Act, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information.

     THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF SUCH DOCUMENTS IS AVAILABLE WITHOUT CHARGE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST FROM: FIRST UNION CORPORATION, INVESTOR RELATIONS, ONE FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA 28288-0206 (TELEPHONE NUMBER (704) 374-6782).


------------------------
     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved this offering, nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 1-10000) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Prospectus:


     (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;



     (ii) the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and



     (iii) the Corporation's Current Reports on Form 8-K dated January 22, 1998, April 15, 1998, April 23, 1998, May 7, 1998 and May 26, 1998.



     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares are hereby incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents.


     Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any supplement hereto.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING SUPPLEMENTAL PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS

AND ANY ACCOMPANYING SUPPLEMENTAL PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING SUPPLEMENTAL PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION


     This Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Corporation, as well as certain information relating to the Corporation's recent acquisition of CoreStates Financial Corp ("CoreStates"), including (i) statements relating to the cost savings estimated to result from the CoreStates acquisition; (ii) statements relating to revenues estimated to result from the CoreStates acquisition; (iii) statements relating to the restructuring charges estimated to be incurred in connection with the CoreStates acquisition; and (iv) statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (a) expected cost savings from the CoreStates acquisition and the Corporation's other recently completed or pending acquisitions may not be fully realized or realized within the expected time frame; (b) revenues following the CoreStates acquisition and the Corporation's other recently completed or pending acquisitions may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Corestates acquisition and the Corporation's other recently completed or pending acquisitions may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of the Corporation with other of the Corporation's acquired or to be acquired companies may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which the Corporation is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which the Corporation or any other of the Corporation's recently acquired or to be acquired companies is engaged; and (h) changes may occur in the securities markets. See "THE CORPORATION -- Recent Developments".

                                THE CORPORATION

GENERAL


     Financial and other information relating to the Corporation, including information relating to the Corporation's directors and executive officers, is contained or incorporated in the Corporation's 1997 Annual Report on Form 10-K, 1998 First Quarter Report on Form 10-Q and 1998 Current Reports on Form 8-K, copies of which may be obtained from the Corporation as indicated under "AVAILABLE INFORMATION". See also "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".


HISTORY AND BUSINESS

     The Corporation was incorporated under the laws of North Carolina in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956 (as amended, the "BHCA"). Pursuant to a corporate reorganization in 1968, First Union National Bank ("FUNB") and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB in 1964, became subsidiaries of the Corporation.


     The Corporation provides a wide range of commercial and retail banking and trust services through full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C. Such offices are operated by FUNB, which is based in Charlotte, North Carolina, except the Delaware offices, which are operated by First Union Bank of Delaware. The Corporation also provides various other financial services, including mortgage banking, credit card, investment banking, home equity lending, leasing, insurance and securities brokerage services, through other subsidiaries.



     As a bank holding company, the Corporation is subject to regulation under the BHCA and to its examination and reporting requirements. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of, or a waiver of the requirement for such approval by, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.



     The earnings of the Corporation are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC"). In addition, there are numerous governmental requirements and regulations which affect the activities of the Corporation.



     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, the Corporation has concentrated its efforts on building a large financial services organization providing banking services in what it perceives to be some of the better markets in the eastern region of the United States and providing other financial services that complement such banking services in such markets and elsewhere. Since November 1985, the Corporation has completed over 70 acquisitions relating to financial services, and currently has pending one such acquisition, including the more significant acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table.


                                                                     ASSETS/             CONSIDERATION/
NAME                                             HEADQUARTERS     DEPOSITS(1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
---------------------------------------------   ---------------   --------------    -------------------------   ---------------
Atlantic Bancorporation......................   Florida           $  3.8 billion    common stock/pooling        November 1985
Northwestern Financial Corporation...........   North Carolina       3.0 billion    common stock/pooling        December 1985
First Railroad & Banking Company of
  Georgia....................................   Georgia              3.7 billion    common stock/pooling        November 1986
Florida National Banks of Florida, Inc.......   Florida              7.9 billion    cash and preferred          January 1990
                                                                                    stock/purchase
Southeast banks..............................   Florida              9.9 billion    cash, notes and preferred   September 1991
                                                                                    stock/
                                                                                    purchase
Resolution Trust Company ("RTC")
  acquisitions...............................   Florida,             5.3 billion    cash/purchase               1991-1994
                                                Georgia,
                                                Virginia
Dominion Bankshares Corporation..............   Virginia             8.9 billion    common stock and            March 1993
                                                                                    preferred stock/pooling
Georgia Federal Bank, FSB....................   Georgia              4.0 billion    cash/purchase               June 1993
First American Metro Corp....................   Virginia             4.6 billion    cash/purchase               June 1993

                                                                     ASSETS/             CONSIDERATION/
NAME                                             HEADQUARTERS     DEPOSITS(1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
---------------------------------------------   ---------------   --------------    -------------------------   ---------------
American Savings of Florida, F.S.B...........   Florida              3.6 billion    common stock/purchase       July 1995
First Fidelity Bancorporation................   New Jersey,         35.3 billion    common stock and            January 1996
                                                Pennsylvania                        preferred stock/pooling
Center Financial Corporation.................   Connecticut          4.0 billion    common stock/purchase       November 1996
Signet Banking Corporation...................   Virginia            11.3 billion    common stock/pooling        November 1997
CoreStates...................................   Pennsylvania        48.1 billion    common stock/pooling        April 1998
The Money Store Inc..........................   New Jersey        $  3.0 billion    common stock and            pending
                                                                                    preferred stock/purchase


---------------


(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition or as of the last reporting period prior to the date hereof as to pending acquisitions, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represent assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the FDIC.



(2) In addition, the Corporation acquired (i) Lieber & Company, a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994, and (ii) Keystone Investments, Inc., a mutual fund advisory company with approximately $11.6 billion in assets under management, in December 1996. Because such assets are not owned by these mutual advisory companies, they are not reflected on the Corporation's balance sheet.


     The Corporation is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of the Corporation's book value and net income per share may occur in connection with any future transactions.


RECENT DEVELOPMENTS



  SUPPLEMENTAL FINANCIAL STATEMENTS



     As a result of the April 28, 1998 pooling of interests acquisition of CoreStates, the Corporation's historical financial statements have been restated in accordance with generally accepted accounting principles relating to transactions accounted for as poolings of interest. Supplemental financial statements reflecting the CoreStates acquisition, including such statements as of and for the periods ended March 31, 1998 and 1997, and as of and for the three years ended December 31, 1997, are included in the Corporation's Current Report on Form 8-K dated May 26, 1998. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The Corporation's recent historical financial statements have previously been restated as a result of the pooling of interests acquisition of (i) Signet Banking Corporation in November 1997, for all periods beginning on or after January 1, 1995, and ended prior to consummation of such acquisition, and (ii) First Fidelity Bancorporation in January 1996, for all periods ended prior to such acquisition.



  CERTAIN RECENT AND PENDING ACQUISITIONS



  BOWLES HOLLOWELL CONNER & CO.



     On April 30, 1998, the Corporation acquired Bowles Hollowell Conner & Co. ("Bowles Hollowell Conner"), a privately-held mergers and acquisitions advisory firm based in Charlotte, North Carolina. In connection with the acquisition, the Corporation issued the 1,216,879 Shares covered by this Prospectus to the Selling Stockholders. At January 31, 1998, Bowles Hollowell Conner had assets of $18 million. The acquisition was accounted for as a purchase. See "SELLING STOCKHOLDERS".



  CORESTATES FINANCIAL CORP



     On April 28, 1998, the Corporation acquired CoreStates, a bank holding company based in Philadelphia, Pennsylvania. CoreStates, through its lead bank subsidiary, CoreStates Bank, N.A., provided financial services through banking offices located in Pennsylvania, New Jersey and Delaware. As of March 31, 1998, CoreStates had assets of $48 billion, net loans of $35 billion, deposits of $35 billion, stockholders' equity of $3 billion and net income of $203 million for the three months ended March 31, 1998. In connection with the acquisition, the Corporation issued approximately 331 million shares of Common Stock. On May 15, 1998, CoreStates Bank, N.A., merged into FUNB.

     Pursuant to the terms of the acquisition agreement, six former directors of CoreStates will become directors of the Corporation.



     On November 18, 1997, the Corporation filed a Current Report on Form 8-K with the Commission (the "CoreStates Form 8-K"), which contains, among other things, certain financial and other information (the "CoreStates Form 8-K Materials") about CoreStates and the CoreStates acquisition. See "AVAILABLE INFORMATION". The CoreStates Form 8-K Materials contain certain forward-looking statements regarding the Corporation, CoreStates and the combined organization following the CoreStates acquisition, including statements relating to estimated cost savings and enhanced revenues that may be realized from the CoreStates acquisition, and certain restructuring charges expected to be incurred in connection with the CoreStates acquisition. Such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the CoreStates Form 8-K Materials and herein. Factors that might cause such a difference include, but are not limited to those discussed in the CoreStates Form 8-K, in the Corporation's 1997 Annual Report on Form 10-K and under "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION".



     As indicated in the CoreStates Form 8-K:



     (Bullet) The Corporation expects to realize before-tax expense savings resulting from the CoreStates acquisition of approximately $406 million and $723 million in 1998 and 1999, respectively, or approximately $258 million and $459 million after-tax, respectively. These estimates assume that approximately 45 percent of CoreStates' 1997 annualized expenses are eliminated by the end of 1999.



     (Bullet) The Corporation expects to realize before-tax revenue enhancements relating to the CoreStates acquisition of approximately $123 million and $194 million in 1998 and 1999, respectively, or approximately $58 million and $89 million after-tax, respectively. These estimates are primarily based on the Corporation's broader array of income generating products from its capital markets, capital management and other fee producing businesses.



     (Bullet) Assuming (i) the restructuring charges discussed below and the expense savings and revenue enhancements discussed above are as estimated, (ii) 985 million shares of Common Stock are outstanding in 1998 and 999 million shares are outstanding in 1999, (iii) the CoreStates acquisition is consummated by mid-1998, (iv) the conversion of CoreStates' operations and computer systems to the Corporation's operations and computer systems is completed by November 1998, (v) 1998 earnings per share of (a) Common Stock are $3.91, and (b) CoreStates common stock are $4.23, each of which represents the First Call consensus earnings estimates as of November 18, 1997 (before public announcement of the CoreStates acquisition, the "1998 Illustrative First Call Consensus Estimates"), (vi) 1999 earnings per share of Common Stock and CoreStates common stock are equal to the 1998 Illustrative First Call Consensus Estimates plus 11 percent for the Corporation and ten percent for CoreStates (the "1999 Illustrative Estimates") (I.E., $4.34 per share of Common Stock and $4.65 per share of CoreStates common stock), and (vii) certain other assumptions contained in the CoreStates Form 8-K, the CoreStates acquisition is estimated to dilute the 1998 Illustrative First Call Consensus Estimate per share of Common Stock by $.09 and add $.12 to the 1999 Illustrative Estimate per share of Common Stock. The 1998 Illustrative First Call Consensus Estimates and the 1999 Illustrative Estimates are presented for illustrative purposes only, are subject to the risks and uncertainties set forth in the CoreStates Form 8-K Materials, the Corporation's 1997 Annual Report on Form 10-K and under "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION", among others, and do not constitute earnings projections or estimates by the Corporation.



     (Bullet) The Corporation expects to record after-tax restructuring and merger-related expenses associated with the CoreStates acquisition, currently estimated at $795 million, or $0.81 per share of Common Stock, in the second quarter of 1998. The estimated $795 million restructuring expense is summarized below.



(IN MILLIONS, AFTER TAX)
----------------------------------------------------------------------------------------------
Severance and change in control related obligations...........................................   $214
Fixed asset write-downs and vacant space accruals.............................................    289
Service contract terminations.................................................................    127
Charitable support............................................................................     63
Other.........................................................................................    102
                                                                                                 ----
Total.........................................................................................   $795
                                                                                                 ----
                                                                                                 ----



     The estimated restructuring expense includes approximately $149 million in non-cash charges. Cash payments included in the estimated restructuring expense are expected to be completed within 18 months from the date of consummation. The

"Other" category includes CoreStates acquisition-related amounts, none of which individually is estimated to exceed $50 million. The amounts included in the $795 million estimated restructuring expense are subject to change and reflect certain assumptions relating to the CoreStates acquisition, including the number of employees whose employment will terminate as a result of the CoreStates acquisition. Changes in such assumptions could result in a change in the estimated restructuring expense. In addition, the Corporation estimates that another $75 million in CoreStates pre-tax, acquisition-related costs will be incurred over the 12 months following the date the CoreStates acquisition is consummated. These costs primarily relate to training and systems conversions.



  WHEAT FIRST BUTCHER SINGER, INC.



     On January 31, 1998, the Corporation completed the pooling of interests acquisition of Wheat First Butcher Singer, Inc. ("WFBS"), an investment banking firm based in Richmond, Virginia. Approximately 10.3 million shares of Common Stock were issued in the WFBS acquisition. At December 31, 1997, WFBS had assets of $1 billion. Due to the relative insignificance of the acquisition to the Corporation, the Corporation's historical financial statements were not restated as a result of such acquisition.



  COVENANT BANCORP, INC.



     On January 15, 1998, the Corporation completed the acquisition of Covenant Bancorp, Inc. ("Covenant"), a bank holding company based in Haddonfield, New Jersey. Covenant had $415 million in assets as of December 31, 1997. Approximately 1.6 million shares of Common Stock were issued in the Covenant acquisition, which was accounted for as a purchase. A number of shares of Common Stock approximately equal to the number of such shares issued in the Covenant acquisition was repurchased by the Corporation in 1997 in the open market at a cost of $79 million.



  THE MONEY STORE INC.



     On March 4, 1998, the Corporation entered into an agreement to acquire The Money Store Inc. ("The Money Store"), a consumer finance lender based in Union, New Jersey. The Money Store operates 211 offices located in all 50 states, Washington, D.C. and Puerto Rico. Under the terms of the agreement, each share of The Money Store common stock will be exchanged for a number of shares of Common Stock (the "Exchange Ratio") having a value of $34 per share. In addition, each share of The Money Store mandatory convertible preferred stock, depending upon the outcome of the vote by the holders of such stock with respect thereto, will be converted into either (i) a number of shares of Common Stock equal to the Exchange Ratio times .92, or (ii) an equal number of shares of a series of the Corporation's Class A Preferred Stock having terms substantially the same as The Money Store mandatory convertible preferred stock, as adjusted to reflect The Money Store acquisition. The purchase price is estimated to be approximately $2.1 billion. The Money Store acquisition, which will be accounted for as a purchase, is expected to close in the second or third quarter of 1998, subject to stockholder and regulatory approvals and other conditions of closing. In connection with the acquisition, the Corporation has repurchased 38 million shares of Common Stock in the open market at a cost of $2.2 billion, which represents the approximate number of shares of Common Stock the Corporation currently expects to issue in The Money Store acquisition. As of March 31, 1998, The Money Store had assets of $3 billion, net loans of $1 billion, total stockholders' equity of $698 million and net income applicable to common stockholders of $32 million for the three months ended March 31, 1998.



                 DESCRIPTION OF THE CORPORATION'S CAPITAL STOCK


     THE DESCRIPTIVE INFORMATION BELOW OUTLINES CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION, AS AMENDED (THE "ARTICLES"), AND BYLAWS OF THE CORPORATION AND THE NORTH CAROLINA BUSINESS CORPORATION ACT ("NCBCA"). THE INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF THE CORPORATION'S ARTICLES AND BYLAWS AND THE NCBCA.

AUTHORIZED CAPITAL


     The authorized capital stock of the Corporation consists of 2,000,000,000 shares of Common Stock, 10,000,000 shares of Preferred Stock, no-par value per share ("Preferred Stock"), and 40,000,000 shares of Class A Preferred Stock, no-par value per share ("Class A Preferred Stock"). As of April 30, 1998, there were 960,490,805 shares of Common Stock, no shares of Class A Preferred Stock, and no shares of Preferred Stock issued and outstanding. The Preferred Stock and Class A Preferred Stock are each issuable in one or more series and, with respect to any series, the Board of Directors of the Corporation, subject to certain limitations, is authorized to fix the numbers of shares, dividend rates, liquidation prices, liquidation rights of holders, redemption, conversion and voting rights and other terms of the series. Shares of Class A Preferred Stock and Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation have the status of authorized, unissued and undesignated shares of Class A Preferred Stock and Preferred Stock, respectively, and may be reissued.

COMMON STOCK

     Subject to the prior rights of the holders of any Preferred Stock and any Class A Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or dissolution, to receive the net assets of the Corporation remaining after payment of all liabilities and after payment to holders of all shares of Preferred Stock and Class A Preferred Stock of the full preferential amounts to which such holders are respectively entitled, in proportion to their respective holdings.


     The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of the Corporation's revenues results from amounts paid as dividends to the Corporation by its national bank subsidiaries. The prior approval of the OCC is required for the payment of any dividend by a national bank if the total of all dividends declared by the board of directors of such bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.



     In addition, the Corporation and its bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a national bank or bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC and the FDIC have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.


     Pursuant to an indenture dated as of November 27, 1996, between the Corporation and Wilmington Trust Company, as trustee, under which certain of the Corporation's outstanding junior subordinated debt securities have been issued, the Corporation has covenanted that it generally will not declare or pay any dividends or distributions on, or redeem, repurchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, including Common Stock, Preferred Stock and Class A Preferred Stock if, at such time, certain defaults have occurred under such indenture or related guarantee of the Corporation or the Corporation shall have exercised its rights under such indenture to defer interest payments on the securities issued thereunder.

     Subject to the rights of the holders of any Preferred Stock and any Class A Preferred Stock then outstanding, all voting rights are vested in the holders of the shares of Common Stock, each share being entitled to one vote on all matters requiring stockholder action and in the election of directors. Holders of Common Stock have no preemptive, subscription or conversion rights. All of the outstanding shares of Common Stock, including the Shares, are fully paid and nonassessable.

     FUNB is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock, including the Shares.

PREFERRED STOCK

     All shares of each series of Preferred Stock must be of equal rank and have the same powers, preferences and rights and are subject to the same qualifications, limitations and restrictions, except with respect to dividend rates, redemption prices, liquidation amounts, terms of conversion or exchange and voting rights.

CLASS A PREFERRED STOCK

     Shares of Class A Preferred Stock rank prior or superior to Common Stock and on a parity with or junior to (but not prior or superior to) Preferred Stock or any series thereof, in respect of the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation. Subject to the foregoing and the terms of any particular series of Class A Preferred Stock, series of Class A Preferred Stock may vary as to priority.

RIGHTS PLAN

     Each outstanding share of Common Stock currently has attached to it one right (a "Right") issued pursuant to an Amended and Restated Shareholder Protection Rights Agreement (the "Rights Agreement"). Each Right entitles its registered holder to purchase one one-hundredth of a share of a junior participating series of Class A Preferred Stock designed to have economic and voting terms similar to those of one share of Common Stock, for $105.00, subject to adjustment (the "Rights Exercise Price"), but only after the earlier to occur (the "Separation Time") of: (i) the tenth business day (subject to extension) after any person (an "Acquiring Person") (x) commences a tender or exchange offer, which, if consummated, would result in a person becoming the beneficial owner of 15 percent or more of the outstanding shares of Common Stock, or (y) is determined by the Federal Reserve Board to "control" the Corporation within the meaning of the BHCA (see " -- Other Provisions" below), subject to certain exceptions; and (ii) the tenth business day after the first date (the "Flip-in Date") of a public announcement by the Corporation that a person has become an Acquiring Person. The Rights will not trade separately from the shares of Common Stock unless and until the Separation Time occurs.

     The Rights Agreement provides that a person will not become an Acquiring Person under the BHCA control test described above if either (i) the Federal Reserve Board's control determination would not have been made but for such person's failure to make certain customary passivity commitments, or such person's violation of such commitments made, to the Federal Reserve Board, so long as the Federal Reserve Board determines that such person no longer controls the Corporation within 30 days (or 60 days in certain circumstances), or (ii) the Federal Reserve Board's control determination was not based on such a failure or violation and such person (x) obtains a noncontrol determination within three years, and (y) is using its best efforts to allow the Corporation to make any acquisition or engage in any legally permissible activity notwithstanding such person's being deemed to control the Corporation for purposes of the BHCA.

     The Rights will not be exercisable until the business day following the Separation Time. The Rights will expire on the earliest of: (i) the Exchange Time (as defined below); (ii) the close of business on December 28, 2000; and
(iii) the date on which the Rights are redeemed or terminated as described below (in any such case, the "Expiration Time"). The Rights Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment upon the occurrence of certain events.

     In the event that prior to the Expiration Time a Flip-in Date occurs, the Corporation will take such action as shall be necessary to ensure and provide that each Right (other than Rights beneficially owned by an Acquiring Person or any affiliate, associate or transferee thereof, which Rights shall become void) shall constitute the right to purchase, from the Corporation, shares of Common Stock having an aggregate market price equal to twice the Rights Exercise Price for an amount in cash equal to the then current Rights Exercise Price. In addition, the Board of Directors of the Corporation may, at its option, at any time after a Flip-in Date, elect to exchange all of the then outstanding Rights for shares of Common Stock, at an exchange ratio of two shares of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the "Rights Exchange Rate"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Rights Exchange Rate. If the Corporation becomes obligated to issue shares of Common Stock upon exercise of or in exchange for Rights, the Corporation, at its option, may substitute for each such share of Common Stock one one-hundredth of a share of junior participating Class A Preferred Stock.

     The Rights may be canceled and terminated without any payment to holders thereof at any time prior to the date that they become exercisable, and are redeemable by the Corporation at $0.01 per Right, subject to adjustment upon the occurrence of certain events, at any date between the date on which they become exercisable and the Flip-in Date. The Rights have no voting rights, and they are not entitled to dividends.

     The Rights will not prevent a takeover of the Corporation. The Rights, however, may cause substantial dilution to a person or group that acquires 15 percent or more of Common Stock (or that acquires "control" of the Corporation within the meaning of the BHCA) unless the Rights are first redeemed or terminated by the Board of Directors of the Corporation. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Corporation and its stockholders because the Rights can be redeemed or terminated, as hereinabove described, before the consummation of such transaction.

     The complete terms of the Rights are set forth in the Rights Agreement. The foregoing description of the Rights and the Rights Agreement is qualified in its entirety by reference to such document. The Rights Agreement is incorporated by reference as an exhibit to the Registration Statement. A copy of the Rights Agreement can be obtained upon written request to the Rights Agent, First Union National Bank, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28288-1153.


OTHER PROVISIONS


     The Articles and Bylaws of the Corporation contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of the Corporation, including provisions in the Articles: (i) classifying the Board of Directors into three classes, each class to serve for three years, with one class being elected annually; (ii) authorizing the Board of Directors to fix the size of the Board of Directors between nine and 30 directors; (iii) authorizing directors to fill vacancies on the Board of Directors that occur between annual meetings, except that vacancies resulting from a removal of a director by a stockholder vote may only be filled by a stockholder vote; (iv) providing that directors may be removed only for cause and only by affirmative vote of the majority of shares entitled to be voted in the election of directors, voting as a single class; (v) authorizing only the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders (except for special meetings called under specified circumstances for holders of classes or series of stock ranking superior to the Common Stock); and (vi) requiring an 80 percent vote of stockholders entitled to vote in the election of directors, voting as a single class, to alter any of the foregoing provisions.


     The Bylaws include provisions setting forth specific conditions under which: (i) business may be transacted at an annual meeting of stockholders; and
(ii) persons may be nominated for election as directors of the Corporation at an annual meeting of stockholders.

     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition is subject to Federal Reserve Board approval under the BHCA. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than ten percent of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Corporation, would, under the circumstances set forth in the presumption, constitute the acquisition of control.


     In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25 percent (five percent in the case of an acquiror that is a bank holding company) or more of the outstanding shares of Common Stock, or otherwise obtaining "control" over the Corporation. Under the BHCA, "control" generally means (i) the ownership or control of 25 percent or more of any class of voting securities of the bank holding company, (ii) the ability to elect a majority of the bank holding company's directors, or (iii) the ability otherwise to exercise a controlling influence over the management and policies of the bank holding company.


     Two North Carolina "anti-takeover" statutes adopted in 1987, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by such statutes. The Corporation elected not to be covered by such statutes.

     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of Common Stock, Class A Preferred Stock or Preferred Stock may have an anti-takeover effect.

     The existence of the foregoing provisions could result in the (i) Corporation being less attractive to a potential acquiror, and (ii) Corporation's stockholders receiving less for their shares of Common Stock than otherwise might be available in the event of a take-over attempt.

                              SELLING STOCKHOLDERS


     The Shares are being offered for the account of the selling stockholders of the Corporation named below (the "Selling Stockholders"). Each of the Selling Stockholders may offer Shares in separate transactions or in a single transaction. The Shares were issued by the Corporation to the Selling Stockholders in connection with the acquisition of Bowles Hollowell Conner by the Corporation on April 30, 1998, including Shares issued to former stockholders of Bowles Hollowell Conner pursuant to agreements between such individuals and Bowles Hollowell Conner that were entered into prior to the acquisition.



     The Selling Stockholders are Robert G. Calton, III, Charles H. Conner, Jr., Stephen E. Cummings, Frederick H. Garner, IV, John H. Grigg, Julie K. Hobby, Thomas P. Hollowell, John K. Hudson, Edward P. Imbrogno, John T. Johnston, III, Kelly L. Katterhagen, Joseph F. Kenny, Robert L. Kreidler, Jr., Reid G. Leggett, Gregory M. Leveave, Mark W. Mealy, William A. Morrissett, Michael P. Peters, Thomas B. Peters, John W. Pollock, Matthew S. Rankowitz, John J. Ross, Matthew
B. Salisbury, Scott J.R. Smith, Shannon G. Smith, Jeannie S. Tabor, Claudius E. Watts, IV, and Christine J. Wright, none of whom, either individually or as a group, owns more than one percent of the outstanding shares of Common Stock. The Selling Stockholders (other than Charles H. Conner, Jr., Reid G. Leggett and Kelly L. Katterhagen) were employees of Bowles Hollowell Conner at the time the acquisition was completed and held various positions as officers and/or directors of Bowles Hollowell Conner at such time, and have each entered into an employment agreement with the Corporation for the four-year period that began on April 30, 1998.


     Because the Selling Stockholders may sell all or a portion of the Shares that may be offered pursuant to this Prospectus, the number of Shares that will be owned by each Selling Stockholder upon termination of this offering cannot be determined.

                              PLAN OF DISTRIBUTION


     The Shares may be sold from time to time directly by one or more of the Selling Stockholders in separate transactions or in a single transaction. Such sales may be made on the NYSE, or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. Alternatively, from time to time one or more of the Selling Stockholders may offer Shares through brokers, dealers or agents, including a broker-dealer subsidiary of the Corporation, who may receive compensation in the form of concessions or commissions from any such Selling Stockholders, agents and/or the purchasers for whom they may act as agent. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.


     The Selling Stockholders and any such brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Shares by them and any associated discounts, commissions or concessions that are received may be deemed to be underwriting compensation under the Securities Act. To the extent a Selling Stockholder may be deemed to be an underwriter, such Selling Stockholder may be subject to certain statutory liabilities under the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act.

     Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the Selling Stockholders and any such dealers. The Selling Stockholders may, from time to time, authorize dealers, acting as the Selling Stockholders' agents, to solicit offers to purchase Shares upon the terms and conditions set forth in any supplemental Prospectus. The Corporation is not aware of any arrangements or contracts that the Selling Stockholders have entered into to effect any such transactions in the Shares, nor is the Corporation aware of which brokerage firms the Selling Stockholders may select to effect brokerage transactions.

     The Selling Stockholders and any other person participating in a sale or distribution of Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other such person.

     In order to comply with securities laws in certain jurisdictions, the Shares offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

     The Corporation will not receive any part of the proceeds from the sale of the Shares. The Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the Selling Stockholders' counsel, and the Corporation will bear all other expenses in connection with the offering and sale of the Shares, including filing fees, legal and accounting fees and expenses, printing costs, and other expenses arising out of the preparation and filing of the Registration Statement and this Prospectus. The Corporation has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of the Shares.

                                USE OF PROCEEDS

     The Corporation will not receive any proceeds from the sales hereunder of the Shares but will bear certain of the expenses thereof. See "PLAN OF DISTRIBUTION".

                             VALIDITY OF THE SHARES


     The validity of the Shares is being passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of the Corporation. Mr. Cowell is also a stockholder of the Corporation and holds options to purchase additional shares of Common Stock.


                                    EXPERTS

     The consolidated balance sheets of the Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Corporation's 1997 Annual Report to Stockholders, which is incorporated by reference in the Corporation's 1997 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


     The supplemental consolidated balance sheets of the Corporation as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Corporation's Current Report on Form 8-K dated May 26, 1998, which is incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------------
------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, BY THE SELLING STOCKHOLDERS OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               ------------------

                               TABLE OF CONTENTS


                                                        PAGE
                                                       ------
Available Information...............................        2
Incorporation of Certain Documents by
  Reference.........................................        2
Cautionary Statement Concerning Forward-Looking
  Information.......................................        3
The Corporation.....................................        4
Description of the Corporation's Capital Stock......        7
Selling Stockholders................................       11
Plan of Distribution................................       11
Use of Proceeds.....................................       12
Validity of the Shares..............................       12
Experts.............................................       12


                                1,216,879 SHARES

                            FIRST UNION CORPORATION

                                  COMMON STOCK
                        (PAR VALUE $3.33 1/3 PER SHARE)

                            ------------------------

                            ------------------------

------------------------------------------------------------
------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS.

EXHIBIT NO.                                                      DESCRIPTION
------------  ------------------------------------------------------------------------------------------------------------------

 (2)          Agreement and Plan of Mergers by and among the Corporation, FUNB, CoreStates and CoreStates Bank, N.A., dated as of November 18, 1997. (Incorporated by reference to Exhibit (2) to the Corporation's Current Report on Form 8-K
              dated November 28, 1997.)
 (3)(a)       Articles of Incorporation of the Corporation, as amended. (Incorporated by reference to Exhibit (4) to the
              Corporation's 1990 First Quarter Report on Form 10-Q, to Exhibit (99)(a) to the Corporation's 1993 First Quarter
              Report on Form 10-Q, to Exhibit (4)(a) to the Corporation's Current Report on Form 8-K dated January 10, 1996 and to Exhibit (3)(a) to the Corporation's 1997 Annual Report on Form 10-K.)
 (3)(b)       By-laws of the Corporation, as amended. (Incorporated by reference to Exhibit (3)(b) to the Corporation's 1995
              Annual Report on Form 10-K.)
 (4)(a)       Amended and Restated Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to the
              Corporation's Current Report on Form 8-K dated October 16, 1996.)
 (4)(b)       All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
 (5)          Opinion of Marion A. Cowell, Jr., Esq.*
 (23)(a)      Consent of KPMG Peat Marwick LLP.
 (23)(b)      Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)*
 (24)         Power of Attorney.*
 (27)         The Corporation's Financial Data Schedules. (Incorporated by reference to Exhibits (27)(a), (27)(b) and (27)(c) to the Corporation's Current Report on Form 8-K dated May 26, 1998.)



---------------



*Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 27, 1998.


                                         FIRST UNION CORPORATION

                                         By:         MARION A. COWELL, JR.
                                           -------------------------------------
                                                   MARION A. COWELL, JR.
                                                 EXECUTIVE VICE PRESIDENT,
                                               SECRETARY AND GENERAL COUNSEL


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.


                      SIGNATURE                                                       CAPACITY
------------------------------------------------------  --------------------------------------------------------------------

                      EDWARD E. CRUTCHFIELD*            Chairman and Chief Executive Officer and Director
------------------------------------------------------
                EDWARD E. CRUTCHFIELD

                          ROBERT T. ATWOOD*             Executive Vice President and Chief Financial Officer
------------------------------------------------------
                   ROBERT T. ATWOOD

                            JAMES H. HATCH*             Senior Vice President and Corporate Controller (Principal Accounting
------------------------------------------------------    Officer)
                    JAMES H. HATCH

                                                        Director
------------------------------------------------------
                    EDWARD E. BARR

                         G. ALEX BERNHARDT*             Director
------------------------------------------------------
                  G. ALEX BERNHARDT

                          W. WALDO BRADLEY*             Director
------------------------------------------------------
                   W. WALDO BRADLEY

                           ROBERT J. BROWN*             Director
------------------------------------------------------
                   ROBERT J. BROWN

                             A. DANO DAVIS*             Director
------------------------------------------------------
                    A. DANO DAVIS

                                                        Director
------------------------------------------------------
                   NORWOOD H. DAVIS

                          R. STUART DICKSON*            Director
------------------------------------------------------
                  R. STUART DICKSON

                      SIGNATURE                         CAPACITY
------------------------------------------------------  --------------------------------------------------------------------

                               B. F. DOLAN*             Director
------------------------------------------------------
                     B. F. DOLAN

                          RODDEY DOWD, SR.*             Director
------------------------------------------------------
                   RODDEY DOWD, SR.

                          JOHN R. GEORGIUS*             Director
------------------------------------------------------
                   JOHN R. GEORGIUS

                                                        Director
------------------------------------------------------
                  ARTHUR M. GOLDBERG

                     WILLIAM H. GOODWIN, JR.*           Director
------------------------------------------------------
               WILLIAM H. GOODWIN, JR.

                            FRANK M. HENRY*             Director
------------------------------------------------------
                    FRANK M. HENRY

                         RADFORD D. LOVETT*             Director
------------------------------------------------------
                  RADFORD D. LOVETT

                        MACKEY J. MCDONALD*             Director
------------------------------------------------------
                  MACKEY J. MCDONALD

                       MALCOLM S. MCDONALD*             Director
------------------------------------------------------
                 MALCOLM S. MCDONALD

                           JOSEPH NEUBAUER*             Director
------------------------------------------------------
                   JOSEPH NEUBAUER

                       RANDOLPH N. REYNOLDS*            Director
------------------------------------------------------
                 RANDOLPH N. REYNOLDS

                             RUTH G. SHAW*              Director
------------------------------------------------------
                     RUTH G. SHAW

                     CHARLES M. SHELTON, SR.*           Director
------------------------------------------------------
               CHARLES M. SHELTON, SR.

                            LANTY L. SMITH*             Director
------------------------------------------------------
                    LANTY L. SMITH


  *By Marion A. Cowell, Jr., Attorney-in-Fact

                                       MARION A. COWELL, JR.
             ------------------------------------------------------
                             MARION A. COWELL, JR.


Dated: May 27, 1998

                                 EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION                                                 LOCATION
-----------   --------------------------------------------------------  --------------------------------------------------------
  (2)         Agreement and Plan of Mergers by and among the            Incorporated by reference to Exhibit (2) to the
              Corporation, FUNB, CoreStates and CoreStates Bank, N.A.,  Corporation's Current Report on Form 8-K dated November
              dated as of November 18, 1997.                            28, 1997.
  (3)(a)      Articles of Incorporation of the Corporation, as          Incorporated by reference to Exhibit (4) to the
              amended.                                                  Corporation's 1990 First Quarter Report on Form 10-Q, to
                                                                        Exhibit (99)(a) to the Corporation's 1993 First Quarter
                                                                        Report on Form 10-Q, to Exhibit (4)(a) to the
                                                                        Corporation's Current Report on Form 8-K dated January
                                                                        10, 1996 and to Exhibit (3)(a) to the Corporation's 1997
                                                                        Annual Report on Form 10-K.
  (3)(b)      By-laws of the Corporation, as amended.                   Incorporated by reference to Exhibit (3)(b) to the
                                                                        Corporation's 1995 Annual Report on Form 10-K.
  (4)(a)      Amended and Restated Shareholder Protection Rights        Incorporated by reference to Exhibit (4) to the
              Agreement.                                                Corporation's Current Report on Form 8-K dated October
                                                                        16, 1996.
  (4)(b)      All instruments defining the rights of holders of         Not filed pursuant to (4)(iii) of Item 601(b) of
              long-term debt of the Corporation and its subsidiaries.   Regulation S-K; to be furnished upon request of the
                                                                        Commission.
  (5)         Opinion of Marion A. Cowell, Jr., Esq.                    Previously filed.
  (23)(a)     Consent of KPMG Peat Marwick LLP.                         Filed herewith.
  (23)(b)     Consent of Marion A. Cowell, Jr., Esq.                    Previously filed.
  (24)        Power of Attorney.                                        Previously filed.
  (27)        The Corporation's Financial Data Schedules.               Incorporated by reference to Exhibits (27)(a),
                                                                        (27)(b) and (27)(c) to the Corporation's Current Report
                                                                        on Form 8-K dated May 26, 1998.